UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 20, 2026

OXFORD SQUARE CAPITAL CORP.

(Exact name of registrant as specified in its charter)

Maryland	814-00638	20-0188736
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

8 Sound Shore Drive, Suite 255

Greenwich, CT 06830

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (203) 983-5275

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	OXSQ	NASDAQ Global Select Market LLC
5.50% Notes due 2028	OXSQG	NASDAQ Global Select Market LLC
7.75% Notes due 2030	OXSQH	NASDAQ Global Select Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders

On August 20, 2026, Oxford Square Capital Corp. (the “Company”) held its Annual Meeting of Stockholders (the “Meeting”). Set forth below are the proposals voted upon at the Meeting, as set forth in the Company’s Definitive Proxy Statement on Schedule 14A, filed with the U.S. Securities and Exchange Commission on July 8, 2026, and the final voting tabulation reported by the Company’s inspector of elections.

The Company’s Board of Directors fixed the close of business on June 30, 2026 as the record date for identifying those stockholders entitled to notice of, and to vote at, the Meeting. A total of 105,058,242 shares of the Company’s common stock were entitled to vote at the Meeting. A quorum of the stockholders was present at the Meeting. The final voting results for each of the proposals were as follows:

Proposal 1. Stockholders elected two nominees for director, who will each serve for a three-year term to expire at the 2029 Annual Meeting of Stockholders based on the following votes:

Name	For	Withheld	Broker Non-Votes
Steven P. Novak	18,199,599.897	4,309,258.340	33,493,083.000
Charles M. Royce	18,328,411.687	4,180,446.550	33,493,083.000

Proposal 2. Stockholders ratified the appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026 based on the following votes:

For	Against	Abstain	Broker Non-Votes
52,434,697.847	2,410,530.970	1,156,712.420	-

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 20, 2026	OXFORD SQUARE CAPITAL CORP.

	By:	/s/ Saul B. Rosenthal
Saul B. Rosenthal
President

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